UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 16, 2024

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Short-Term Facility

On July 16, 2024, Quanta Services, Inc. (the “Company”) entered into a senior unsecured credit agreement (the “Short-Term Credit Agreement”) among the Company, as Borrower, the lenders party thereto and Bank of America, N.A., as Administrative Agent. The Short-Term Credit Agreement provides for a 90-day term loan facility in an aggregate principal amount of up to $400.0 million (the “Short-Term Facility”) and matures on October 14, 2024.

On July 16, 2024, the Company borrowed the full amount available under the Short-Term Facility and used all of such proceeds to finance a portion of the cash consideration paid by the Company for the acquisition of Cupertino Electric, Inc. (“CEI”) (as described in further detail below in this Item 1.01) and to pay fees and expenses incurred in connection therewith.

Pursuant to the Short-Term Credit Agreement, amounts borrowed under the Short-Term Facility will bear interest, at the Company’s option, at a rate equal to either (a) Term SOFR (as defined in the Short-Term Credit Agreement) plus 1.375% or (b) the Base Rate (as defined below) plus 0.375%. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Short-Term Credit Agreement) plus 0.50%, (ii) Bank of America, N.A.’s prime rate, (iii) Term SOFR plus 1.00% and (iv) 1.00%. The Company may voluntarily prepay borrowings under the Short-Term Facility from time to time, in whole or in part, without premium or penalty.

The Short-Term Credit Agreement contains customary affirmative and negative covenants and customary events of default. If an Event of Default (as defined in the Short-Term Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Short-Term Credit Agreement, amounts outstanding under the Short-Term Credit Agreement may be accelerated and may become or be declared immediately due and payable.

Wells Fargo Securities, LLC and BofA Securities, Inc., which acted as Arrangers (as defined in the Short-Term Credit Agreement) for the Short-Term Credit Agreement, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing description of the Short-Term Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Short-Term Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Agreement and Plan of Merger

On July 17, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Quanta Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), CEI, Fortis Advisors LLC, as Securityholder Representative, and solely for the purposes of certain sections specified in the Merger Agreement, the Designated Company Shareholders and the Designated Company SAR Holders (each as defined in the Merger Agreement). Also on July 17, 2024, the Company completed the acquisition of CEI. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into CEI (the “Acquisition”), with CEI surviving the Acquisition as the surviving entity and a wholly owned subsidiary of the Company. CEI provides electrical infrastructure solutions, including engineering, procurement, project management, construction and modularization services, to customers in the technology, renewable energy and infrastructure and commercial industries across the United States.

Pursuant to the terms of the Merger Agreement, as a result of the Acquisition and except as otherwise provided in the Merger Agreement, (i) all of the equity interests of CEI outstanding in the name of CEI’s equityholders immediately prior to the effective time of the Acquisition were cancelled and converted into the right to receive payment of the Merger Consideration (as defined in the Merger Agreement), which included a combination of cash and shares of common stock of the Company as described further below in this Item 1.01, and (ii) each outstanding award under the equity incentive plans of CEI were converted into the right to receive certain amounts as set forth in the Merger Agreement.

The Estimated Merger Consideration (as defined in the Merger Agreement) is $1.505 billion, subject to certain adjustments set forth in the Merger Agreement. Pursuant to the Merger Agreement, $225.75 million (such agreed value as of the execution of the Merger Agreement) of the Estimated Merger Consideration was paid in the form of shares of common stock of the Company, and the remainder of the Estimated Merger Consideration was paid in cash. The cash portion of the Estimated Merger Consideration was funded through available cash, the amount borrowed under the Short-Term Facility and amounts borrowed under the Company’s existing debt financing arrangements. Additionally, pursuant to the terms of the Merger Agreement, the former equityholders and award holders of CEI will be eligible to receive additional contingent consideration of up to $200 million to the extent certain financial performance targets are achieved by CEI during a designated post-acquisition period, all as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties set forth in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other parties in accordance with the Merger Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the dates specified in the Merger Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Agreement and Plan of Merger” in Item 1.01 is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information set forth under the heading “Short-Term Facility” in Item 1.01 is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release announcing the Acquisition. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Report.

The information furnished in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of July 17, 2024, by and among Quanta Services, Inc., Quanta Merger Sub, Inc., Cupertino Electric, Inc., Fortis Advisors LLC, as Securityholder Representative, and solely for the purposes of certain sections specified in the Merger Agreement, the Designated Company Shareholders and the Designated Company SAR Holders.

10.1	Credit Agreement, dated as of July 16, 2024, by and among Quanta Services, Inc., as Borrower, the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press Release of Quanta Services, Inc. dated July 18, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2024	Quanta Services, Inc.

	By:	/s/ Jayshree S. Desai
	Name:	Jayshree S. Desai
	Title:	Chief Financial Officer